UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2019

Encompass Health Corporation

(Exact Name of Registrant as specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

9001 Liberty Parkway, Birmingham, Alabama 35242

(Address of Principal Executive Offices, including Zip Code)

(205) 967-7116

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On September 18, 2019, Encompass Health Corporation (the “Company”) and certain of its subsidiaries, as guarantors (“Guarantors”), completed the previously announced issuance and sale in an underwritten public offering of $500,000,000 aggregate principal amount of 4.500% Senior Notes due 2028 (the “2028 Notes”) and $500,000,000 aggregate principal amount of 4.750% Senior Notes due 2030 (the “2030 Notes” and, together with the 2028 Notes, the “Notes”). The Notes are the Company’s senior unsecured obligations. The Notes rank equal in right of payment to the Company’s current and future senior debt and rank senior in right of payment to any future subordinated debt. The Notes are effectively subordinated to the Company’s current and future secured debt, including borrowings under the Company’s credit agreement, to the extent of the value of the assets securing such debt. In addition, the Notes and the guarantees are structurally subordinated to any liabilities, including trade payables, of the Company’s nonguarantor subsidiaries.

The Company intends to use the net proceeds from the sale of the Notes, together with cash on hand, (i) to pay approximately $218 million in connection with the exercise of certain put rights and the vesting of stock appreciation rights that were provided to certain members of the Company’s home health and hospice management team at the time of the Company’s acquisition of its home health and hospice business in 2014, (ii) to redeem $400.0 million of the Company’s 5.75% Senior Notes due 2024 and (iii) to repay the outstanding borrowings under the Company’s revolving credit facility as of June 30, 2019 (which were $335.0 million as of such date), with the remaining net proceeds to be used for working capital and other general corporate purposes, including the payment of any additional outstanding borrowings under the revolving credit facility subsequent to June 30, 2019. Pending the use of the net proceeds as described herein, the Company intends to use the net proceeds from the sale of the Notes to invest in short-term interest-bearing instruments.

The Company issued the Notes under that certain indenture, dated as of December 1, 2009 (the “Base Indenture”), by and between the Company and Wells Fargo Bank, National Association (as successor in interest to The Bank of Nova Scotia Trust Company of New York), as Trustee (the “Trustee”), as supplemented by an eighth supplemental indenture, dated as of September 18, 2019, by and among the Company, the Guarantors and the Trustee (the “Eighth Supplemental Indenture”) and a ninth supplemental indenture, dated as of September 18, 2019, by and among the Company, the Guarantors and the Trustee (the “Ninth Supplemental Indenture” and, together with the Eighth Supplemental Indenture and the Base Indenture, the “Indenture”). Interest on the Notes is payable semi-annually in arrears on February 1 and August 1 of each year, commencing on February 1, 2020. The 2028 Notes will mature on February 1, 2028, and the 2030 Notes will mature on February 1, 2030. Interest on the 2028 Notes will accrue at the rate of 4.500% per annum, and interest on the 2030 Notes will accrue at the rate of 4.750% per annum.

As set forth in the Eighth Supplemental Indenture, the Company may redeem some or all of the 2028 Notes (i) on or after February 1, 2023, at the redemption prices specified in the Eighth Supplemental Indenture, or (ii) prior to February 1, 2023, at a redemption price equal to 100% of the aggregate principal amount therefor, plus accrued and unpaid interest, if any, to the redemption date plus a “make-whole” premium. At any time prior to February 1, 2023, the Company may redeem up to 35% of the aggregate principal amount of the 2028 Notes in an amount not to exceed the amount of proceeds of one or more equity offerings, at a price equal to 104.50% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the original aggregate principal amount of the 2028 Notes issued remains outstanding after the redemption.

As set forth in the Ninth Supplemental Indenture, the Company may redeem some or all of the 2030 Notes (i) on or after February 1, 2025, at the redemption prices specified in the Ninth Supplemental Indenture, or (ii) prior to February 1, 2025, at a redemption price equal to 100% of the aggregate principal amount therefor, plus accrued and unpaid interest, if any, to the redemption date plus a “make-whole” premium. At any time prior to February 1, 2025, the Company may redeem up to 35% of the aggregate principal amount of the 2030 Notes in an amount not to exceed the amount of proceeds of one or more equity offerings, at a price equal to 104.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the original aggregate principal amount of the 2030 Notes issued remains outstanding after the redemption.

The Indenture contains restrictive covenants that, among other things, limit the Company’s ability and the ability of certain of its subsidiaries to, among other things, incur or guarantee indebtedness; pay dividends on, or redeem or repurchase, its capital stock; make investments; and merge, consolidate or transfer all or substantially all of its assets. These covenants are subject to a number of important exceptions and qualifications, as described in the Indenture.

Wells Fargo Bank, National Association, which is the Trustee under the Indenture and paying agent and registrar for the Notes, also serves as a lender under the Company’s credit agreement. Additionally, an affiliate of Wells Fargo Bank, National Association served as an underwriter in the offering of the Notes. Wells Fargo Bank, National Association and certain of its affiliates have performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Company and its affiliates, for which they have received or may in the future receive customary fees and expenses.

The foregoing description of the Indenture is not intended to be complete and is qualified in its entirety by reference to the full text of (i) the Base Indenture, a copy of which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and incorporated herein by reference, (ii) the Eighth Supplemental Indenture, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference, and (iii) the Ninth Supplemental Indenture, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.     Other Events.

The expenses relating to the offering of the Notes are estimated to be as follows:

Amount to be paid
SEC Registration Fee:	$121,200
Accounting Fees and Expenses:	165,000
Legal Fees and Expenses:	200,000
Printing Expenses:	36,100
Trustee’s Fees and Expenses:	40,000
Rating Agency Fees:	1,400,000
Miscellaneous expenses:	10,000

Total:	$1,972,300

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K which are not historical facts are forward-looking statements. In addition, the Company, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and the Company undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by the Company include, but are not limited to, the Company’s ability to comply with extensive, complex, and ever-changing regulations in the healthcare industry; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving the Company, including any matters related to yet undiscovered issues, if any, at acquired companies; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of the Company’s information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for the Company’s services by governmental or private payors; and other factors which may be identified from time to time in the Company’s filings with the Securities and Exchange Commission and other public announcements, including the Company’s Form 10-K for the year ended December 31, 2018 and Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description of Exhibit

4.1

Indenture dated as of December 1, 2009, by and between the Company and the Trustee (incorporated herein by reference to Exhibit 4.7.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009).

4.2	Eighth Supplemental Indenture dated as of September 18, 2019, by and among the Company, the Guarantors and the Trustee (relating to the 4.500% Notes due 2028).

4.3	Ninth Supplemental Indenture dated as of September 18, 2019, by and among the Company, the Guarantors and the Trustee (relating to the 4.750% Notes due 2030).

4.4	Form of 4.500% Senior Note due 2028 (included in Exhibit 4.2).

4.5	Form of 4.750% Senior Note due 2030 (included in Exhibit 4.3).

5.1	Opinion of Maynard, Cooper and Gale, P.C.

5.2	Opinion of Bradley Arant Boult Cummings LLP.

23.1	Consent of Maynard, Cooper and Gale, P.C. (included in Exhibit 5.1).

23.2	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 5.2).

104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS HEALTH CORPORATION

By:	/s/ Patrick Darby
Name:	Patrick Darby
Title:	Executive Vice President, General Counsel and Secretary

Date: September 18, 2019